Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

TITLE                                         STATE OF INCORPORATION
-----                                         ----------------------
UBC Holding Company, Inc.                           West Virginia

United National Bank                                West Virginia

United Bank                                         Virginia

United Venture Fund, Inc.                           West Virginia

UB Holding Company, Inc.                            West Virginia

                                      126